                                                                     EXHIBIT 4.8

                                  123,000 UNITS

                        (EACH UNIT CONSISTING OF US$1,000
                        AGGREGATE PRINCIPAL AMOUNT OF 14%
                       SENIOR NOTES DUE 2004 AND WARRANTS
                        TO PURCHASE COMMON SHARES OF THE
                           COMPANY WITHOUT PAR VALUE)

                                       AND

                      US$26,500,000 PRINCIPAL AMOUNT OF 9%
                     CONVERTIBLE SUBORDINATED NOTES DUE 2006

                          PETERSBURG LONG DISTANCE INC.

                               PURCHASE AGREEMENT

                                                                    May 24, 1996

SMITH BARNEY INC.
388 Greenwich Street
New York, New York 10013

Dear Sirs:

         Petersburg Long Distance Inc., a corporation incorporated under the laws of the Province of Ontario, Canada (the "Company"), proposes, upon the terms and conditions set forth herein, to issue and sell to you, as the initial purchaser (the "Initial Purchaser"), (i) US$26,500,000 principal amount of 9% Convertible Subordinated Notes due 2006 (the "Convertible Notes") and (ii) 123,000 Units, each unit being hereinafter referred to as a Unit and consisting of US$1,000 principal amount at maturity of its 14% Senior Notes due 2004 (the "Senior Notes") and 4,182,000 Warrants (the "Warrants") to purchase 4,182,000 Common Shares of the Company without par value (the "Common Stock"). The Convertible Notes and the Senior Notes are collectively referred to as the "Notes". The Notes and the Warrants are collectively referred to as the "Securities". The Senior Notes will be issued pursuant to the provisions of an Indenture, to be dated as of May 31, 1996 (the "Senior Note Indenture"), between the Company and the Bank of New York, as Trustee (the "Senior Note Trustee"). The Convertible Notes will be issued pursuant to the provisions of an Indenture, to be dated as of May 31, 1996 (the "Convertible Note Indenture"), between the Company and the Bank of New York, as Trustee (the "Convertible Note Trustee"). The Senior Note Indenture and the Convertible Note Indenture are collectively referred to as the "Indentures." The Senior Note Trustee and the Convertible Note Trustee are collectively referred to as the "Trustees". The Warrants will be issued pursuant to the provisions of a Warrant Agreement, to be dated as of May 31, 1996 (the "Warrant Agreement"), between the Company and the Bank of New York, as Warrant Agent.

         The Company wishes to confirm as follows its agreement with the Initial Purchaser in connection with the purchase and resale of the Securities.

                  1. Preliminary Offering Memorandum and Offering Memorandum. The Securities will be offered and sold to the Initial Purchaser without registration under the Securities Act of 1933, as amended (the "Act"), in reliance on an exemption pursuant to Section 4(2) under the Act. The Company has prepared a preliminary offering memorandum, dated April 25, 1996 (the "Preliminary Offering Memorandum"), a supplemental memorandum, dated May 23, 1996 (the "Supplement") and an offering memorandum, dated May 24, 1996 (the "Offering Memorandum"), setting forth information regarding the Company and the Securities. Any references herein to the Preliminary Offering Memorandum, the Supplement and the Offering Memorandum shall be deemed to include all amendments and supplements thereto and any documents filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder (collectively, the "Exchange Act") which are incorporated by reference therein. As used herein, the term "Incorporated Documents" means the documents which at the time are incorporated by reference in the Preliminary Offering Memorandum, the Supplement, the Offering Memorandum or any amendment or supplement thereto. The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum, the Supplement and the Offering Memorandum in connection with the offering and resale of the Securities by the Initial Purchaser.

                  The Company understands that the Initial Purchaser proposes to make offers and sales (the "Exempt Resales") of the Securities purchased by the Initial Purchaser hereunder only on the terms and in the manner set forth in the Offering Memorandum and Section 2 hereof, as soon as the Initial Purchaser deems advisable after this Agreement has been executed and delivered, to persons in the United States whom the Initial Purchaser reasonably believes to be qualified institutional buyers ("Qualified Institutional Buyers") as defined in Rule 144A under the Act, as such rule may be amended from time to time ("Rule 144A"), in transactions under Rule 144A.

                  It is understood and acknowledged that upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Act, the Notes (and all securities issued in exchange therefor or in substitution thereof) shall bear the following legend:

                  "THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A PERSON WHOM

         THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, OR (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE LAWS OF THE STATES OF THE UNITED STATES AND THE PROVINCES OF CANADA."

                  It is further understood and acknowledged that upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Act, the Warrants (and all securities issued in exchange therefor, in substitution thereof or upon exercise thereof) shall bear the following legend:

                  "THE WARRANTS REPRESENTED HEREBY AND, AS OF THE DATE OF THIS WARRANT CERTIFICATE WAS ORIGINALLY ISSUED, THE COMMON SHARES PURCHASABLE UPON THEIR EXERCISE, HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, OR (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND THE PROVINCES OF CANADA."

                  It is further understood and acknowledged that upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Act, the Common Shares issuable upon the exercise of the Warrants (the "Warrant Shares") and the Common Shares issuable upon the exercise of the Convertible Notes (the "Convertible Note Shares") (and all securities issued in exchange therefor or in substitution thereof) shall bear the following legend:

                  "THE SHARES REPRESENTED BY THE CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED, OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, OR (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE LAWS OF THE STATES OF THE UNITED STATES AND THE PROVINCES OF CANADA."

                  It is also understood and acknowledged that holders (including subsequent transferees) of the Notes, Warrants, Convertible Note Shares and Warrant Shares will have the registration rights set forth in the registration rights agreement (the "Registration Rights Agreement"), to be dated May 31, 1996 in substantially the form of Exhibit A hereto, for the respective time periods set forth in the Registration Rights Agreement. Pursuant to the Registration Rights Agreement, the Company will agree (i) to file with the Commission under the circumstances set forth therein, a registration statement on the appropriate form under the Act permitting registration of the "Exchange Notes" (as defined in the Registration Rights Agreement) to be offered in exchange for Senior Notes that are "Transfer Restricted Securities" (as defined in the Registration Rights Agreement) and to permit sales of "Broker-Dealer Transfer Restricted Senior Notes" (as defined in the Registration Rights Agreement) as contemplated in the Registration Rights Agreement (the "Exchange Offer Registration Statement") and
(ii) to file with the Commission under the circumstances set forth therein, registration statement(s) on the appropriate form under the Act relating to the resale of the Notes, Warrants, Warrant Shares and Convertible Note Shares by certain holders thereof from time to time in accordance with the methods of distribution set forth in such registration statement and Rule 415 under the Act (the "Shelf Registration Statements") and (iii) to use its reasonable best efforts to cause such Exchange Offer Registration Statement and such Shelf Registration Statements to be declared effective. This Agreement, the Indentures, the Registration Rights Agreement and the Warrant Agreement are hereinafter referred to collectively as the "Operative Documents".

                  Capitalized terms used herein without definition have the respective meanings specified therefor in the Indentures or the Offering Memorandum.

                  2.       Agreements to Sell, Purchase and Resell.

                           a. The Company hereby agrees, subject to all the
terms and conditions set forth herein, to issue and sell to the Initial Purchaser and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, the Initial Purchaser agrees to purchase from the Company the Units and the Convertible Notes at the respective purchase prices of US $841.89 per Unit and US $960 per $1,000 Convertible Note.

                           b.  The Initial Purchaser has advised the Company
that it proposes to offer the Securities for sale upon the terms and conditions set forth in this Agreement and in the Offering Memorandum. The Initial Purchaser hereby represents and warrants to, and agrees with, the Company that the Initial Purchaser (i) is purchasing the Securities pursuant to a private sale exemption from registration under the Act, (ii) will not solicit offers for, offer or sell, the Securities by means of any form of general solicitation or general advertising or in any manner involving a public offering within the meaning of Section 4(2) of the Act, (iii) will solicit offers for the Securities only from, and will offer, sell or deliver the Units as part of its initial offering, only to (A) persons in the United States whom the Initial Purchaser reasonably believes to be Accredited Investors (as defined in Rule 501 under the Act) or (B) Qualified Institutional Buyers, or if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to the Initial Purchaser that each such account is a Qualified Institutional Buyer, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, in each case, in transactions under Rule 144A, and (iv) will not solicit offers for, or offer to sell the Securities in Canada or to Canadian residents. The Initial Purchaser has advised the Company that it will offer the Securities to Qualified Institutional Buyers at a price initially equal to the purchase prices set forth on the cover page of the Offering Memorandum, plus accrued interest, if any, from the date of issuance of the Notes. Such price may be changed by the Initial Purchaser at any time thereafter without notice.

                           c. The Initial Purchaser represents and warrants that
it has offered and sold the Securities and agrees that it will offer and sell the Securities (i) as part of its distribution at any time, and (ii) as otherwise permitted pursuant to paragraph (b) above. Accordingly, the Initial Purchaser represents and agrees that neither such Initial Purchaser, its affiliates nor any persons acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities.

                           The Initial Purchaser understands that the Company
and, for purposes of the opinions to be delivered to the Initial Purchaser pursuant to Sections 7(c) through 7(k) hereof, counsel to the Company and counsel to the Initial Purchaser, will rely upon the accuracy and truth of the foregoing representations, warranties and agreements and the Initial Purchaser hereby consents to such reliance.

                  3. Delivery of the Securities and Payment Therefor. Delivery to the Initial Purchaser of and payment for the Securities shall be made at the office of Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178 at 10:00 A.M., New York City time, on May 31, 1996 (the "Closing Date"). The place of closing for the Securities and the Closing Date may be varied by agreement between the Initial Purchaser and the Company.

                  The Securities will be delivered to the Initial Purchaser against payment of the purchase price therefor by wire transfer of same day funds to the Company. The Securities will be evidenced by global securities in definitive form and/or by additional definitive securities, and will be registered, in the case of the Global Senior Note, the Global Convertible Note and the Global Warrant, in the name of Cede & Co. as nominee of The Depository Trust Company ("DTC"), and in the other cases, in such names and in such denominations as the Initial Purchaser shall request prior to 1:00 p.m., New York City time, on the third business day preceding the Closing Date. The Securities to be delivered to the Initial Purchaser shall be made available to the Initial Purchaser in New York City for inspection and packaging not later than 9:30 a.m., New York City time, on the business day next preceding the Closing Date.

                  4. Agreements of the Company. The Company agrees with the Initial Purchaser as follows:

                           a. The Company will advise the Initial Purchaser
promptly and, if requested by it, will confirm such advice in writing, within the period of time referred to in paragraph (e) below, of any change in the Company's condition (financial or other), business, prospects, properties, net worth or results of operations, or of the happening of any event which makes any statement made in the Offering Memorandum (as then amended or supplemented) untrue or which requires the making of any additions to or changes in the Offering Memorandum (as then amended or supplemented) in order to make the statements therein not misleading, or of the necessity to amend or supplement the Offering Memorandum (as then amended or supplemented) to comply with any law.

                           b. The Company will furnish to the Initial Purchaser,
without charge, as of the date of the Offering Memorandum, such number of copies of the Offering Memorandum as may then be amended or supplemented as it may reasonably request.

                           c. The Company will not make any amendment or
supplement to the Preliminary Offering Memorandum or to the Offering Memorandum of which the Initial Purchaser shall not previously have been advised or to which it shall reasonably object after being so advised or file any document which upon filing becomes an Incorporated Document, without delivering a copy of such document to the Initial Purchaser, prior to or concurrently with such filing.

                           d. Prior to the execution and delivery of this
Agreement, the Company has delivered to the Initial Purchaser, without charge, in such quantities as the Initial Purchaser shall have requested copies of the Preliminary Offering Memorandum and the Supplement. The Company consents to the use, in accordance with the securities or Blue Sky laws of the jurisdictions in which the Securities are offered by the Initial Purchaser and by dealers, prior to the date of the Offering Memorandum, of each Preliminary Offering Memorandum and Supplement so furnished by the Company. The Company consents to the use of the Offering Memorandum (and of any amendment or supplement thereto) in accordance with the securities or Blue Sky laws of the jurisdictions in which the Securities are offered by the Initial Purchaser and by all dealers to whom Securities may be sold, in connection with the offering and sale of the Securities.

                           e. If, at any time prior to completion of the
distribution of the Securities by the Initial Purchaser to Accredited Investors or Qualified Institutional Buyers, any event shall occur that in the judgment of the Company or in the opinion of counsel for the Initial Purchaser should be set forth in the Offering Memorandum (as then amended or supplemented) in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Offering Memorandum, or to file under the Exchange Act any document which upon filing becomes an Incorporated Document, to comply with any law, the Company will forthwith prepare an appropriate supplement or amendment thereto or such document, and will expeditiously furnish to the Initial Purchaser and dealers a reasonable number of copies thereof. In the event that the Company and the Initial Purchaser agree that the Offering Memorandum should be amended or supplemented, or that a document should be filed under the Exchange Act which upon filing becomes an Incorporated Document, the Company, if requested by the Initial Purchaser, will promptly issue a press release announcing or disclosing the matters to be covered by the proposed amendment or supplement or such document.

                           f. The Company will cooperate with the Initial
Purchaser and with its counsel in connection with the qualification of the Units, the Notes, the Warrants, the Warrant Shares and the Convertible Note Shares for offering and sale by the Initial Purchaser and by dealers under the securities or Blue Sky laws of such jurisdictions as the Initial Purchaser may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such qualification; provided that compliance with such state securities or Blue Sky law in connection with the offering of the Securities contemplated by this Agreement shall be the responsibility of the Initial Purchaser and provided further that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

                           g. So long as any of the Units, the Notes or the
Warrants are outstanding, the Company will furnish to the Initial Purchaser (i) as soon as available, a copy of each report of the Company mailed to stockholders or filed with the Commission, and (ii) from time to time such other information concerning the Company as the Initial Purchaser may request.

                           h. If this Agreement shall terminate or shall be
terminated after execution and delivery pursuant to any provisions hereof (otherwise than by notice given by the Initial Purchaser terminating this Agreement pursuant to Section 9 or Section 10 hereof) or if this Agreement shall be terminated by the Initial Purchaser because of any failure or refusal on the part of the Company to comply with the terms or fulfill any of the conditions of this Agreement, the Company agrees to reimburse the Initial Purchaser for all out-of-pocket expenses (including fees and expenses of its counsel) reasonably incurred by it in connection herewith, but without any further obligation on the part of the Company for loss of profits or otherwise and subject to the overall limitation on the Company's responsibility to reimburse such expenses set forth in Paragraph 4 of the Letter Agreement dated March 28, 1996 between the Company and the Initial Purchaser (the "Engagement Letter").

                           i. The Company will apply the net proceeds from the
sale of the Securities to be sold by it hereunder substantially in accordance with the description set forth in the Offering Memorandum.

                           j. Without the prior consent of the Initial
Purchaser, prior to the expiration of 180 days after the date of the Offering Memorandum the Company will not offer, sell, contract to sell or otherwise dispose of any Common Shares (or any securities convertible into or exercisable or exchangeable for Common Shares) or grant any options or warrants to purchase Common Shares, except for (i) the sale of the Warrants and the Convertible Notes to the Initial Purchaser pursuant to this Agreement and issuances of Common Shares upon the conversion of the Convertible Note and exercise of the Warrants,
(ii) grants of options pursuant to the Company's Stock Option Plan, and (iii) issuances of Common Shares upon exercise of options and warrants outstanding at the date hereof or issued in accordance with the foregoing clause (ii). The Company has caused or will cause each of its current directors and executive officers to furnish a letter or letters, in form and substance satisfactory to the Initial Purchaser, pursuant to which each such person shall agree not to offer, sell, contract to sell or otherwise dispose of any Common Shares (or any securities convertible into or exercisable or exchangeable for Common Shares) for a period of 180 days after the date of the Offering Memorandum without the prior written consent of the Initial Purchaser.

                           k. Except as stated in this Agreement and in the
Preliminary Offering Memorandum, the Supplement and the Offering Memorandum, the Company has not taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Units to facilitate the sale or resale of the Securities. Except as permitted by the Act, the Company will not distribute any offering material in connection with the Exempt Resales.

                           l. The Company will use its best efforts to cause the
Units, Notes and Warrants to be eligible for trading on The PORTAL Market.

                           m. From and after the Closing Date, so long as any of
the Units, Notes, Warrants, Warrant Shares and Convertible Note Shares are outstanding and are "Restricted Securities" within the meaning of the Rule 144(a)(3) under the Act or, if earlier, until three years after the Closing Date, and during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company will furnish to holders of the Units, Notes and Warrants and prospective purchasers of Units, Notes and Warrants designated by such holders, upon request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Act to permit compliance with Rule 144A in connection with resale of the Units, Notes and Warrants.

                           n. The Company has complied and will comply with all
provisions of Florida Statutes Section 517.075 relating to issuers doing business with Cuba.

                           o. The Company agrees not to sell, offer for sale or
solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) that would be integrated with the sale of the Securities in a manner that would require the registration under the Act of the sale to the Initial Purchaser or the Qualified Institutional Buyers of the Securities.

                           p. The Company agrees to comply with all of the terms
and conditions of the Registration Rights Agreement, the Warrant Agreement and all agreements set forth in the representation letters of the Company to DTC relating to the approval of the Units, Notes and Warrants by DTC for "book entry" transfer.

                           q. The Company agrees that prior to any registration
of the Notes pursuant to the Registration Rights Agreement, or at such earlier time as may be so required, the Indenture shall be qualified under the Trust Indenture Act of 1939

(the "1939 Act") and will cause to be entered into any necessary supplemental indentures in connection therewith.

                           r. The Company agrees that prior to the Closing it
will cause PMT to transfer all of PMT's interest in PeterStar to NWE Cyprus.

                  5. Representations and Warranties of the Company. The Company represents and warrants to the Initial Purchaser that:

                           a.  The Preliminary Offering Memorandum, the
Supplement and the Offering Memorandum with respect to the Securities have been prepared by the Company for use by the Initial Purchaser in connection with the Exempt Resales. No order or decree preventing the use of the Preliminary Offering Memorandum, the Supplement or the Offering Memorandum or any amendment or supplement thereto, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Act has been issued and no proceeding for that purpose has commenced or is pending or, to the knowledge of the Company, is contemplated.

                           b. The Preliminary Offering Memorandum, the
Supplement and the Offering Memorandum as of their respective dates and the Offering Memorandum as of the Closing Date, did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that this representation and warranty does not apply to statements in or omissions from the Preliminary Offering Memorandum, the Supplement and the Offering Memorandum made in reliance upon and in conformity with information relating to the Initial Purchaser furnished to the Company in writing by or on behalf of the Initial Purchaser expressly for use therein.

                           c. The Incorporated Documents heretofore filed were
filed in a timely manner and, when they were filed (or, if any amendment with respect to any such document was filed, when such document was filed), conformed in all material respects to the requirements of the Exchange Act and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further Incorporated Documents will, when so filed, be filed in a timely manner and conform in all material respects to the requirements of the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                           d. Each Indenture has been duly and validly
authorized by the Company and, upon its execution, delivery and performance by the Company and assuming due authorization, execution, delivery and performance by the Trustee thereof, will be a valid and binding agreement of the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally and conforms in all material respects to the description thereof in the Offering Memorandum; no qualification of the Indenture under the 1939 Act is required in connection with the offer and sale of the Securities contemplated hereby or in connection with the Exempt Resales.

                           e. The Senior Notes and the Convertible Notes have
been duly authorized by the Company and, when executed by the Company and authenticated by the respective Trustee in accordance with the respective Indenture and delivered to the Initial Purchaser against payment therefor in accordance with the terms hereof, will have been validly issued and delivered, and will constitute valid and binding obligations of the Company entitled to the benefits of the respective Indenture and enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally, and the Notes will conform in all material respects to the description thereof in the Offering Memorandum.

                           f. The Securities have been duly authorized by the
Company and, when executed by the Company and delivered to the Initial Purchaser against payment therefor in accordance with the terms hereof, will have been validly issued and delivered, and will constitute valid and binding obligations of the Company enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally, and the Securities will conform in all material respects to the description thereof in the Offering Memorandum.

                           g. All the outstanding shares of capital stock of the
Company have been duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or, except as set forth in the Offering Memorandum, similar rights and were issued and sold in compliance with all applicable Federal and state securities laws; the Common Shares to be issued upon exercise of the Warrants and conversion of the Convertible Notes will be, prior to their issuance, duly authorized and reserved for issuance and, when delivered upon exercise of the Warrants or the conversion of the Convertible Notes, will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights; and the authorized capital stock of the Company conforms to the description thereof in the Offering Memorandum.

                           h. The Company is a corporation incorporated and
existing under the laws of the Province of Ontario. NWE Capital (Cyprus) Ltd. ("NWE Capital") is a corporation duly organized, validly existing and in good standing under the laws of the Republic of Cyprus. PeterStar Company Limited ("PeterStar") is a corporation duly organized, validly existing and in good standing under the laws of the Russian Federation. Wireless Technology Corporations Limited ("WTC") is a corporation duly organized, validly existing and in good standing under the laws of the British Virgin Islands. BECET International ("BECET") is a corporation duly organized, validly existing and in good standing under the laws of the Republic of Kazakstan. Technocom is a corporation duly organized, validly existing and in good standing under the laws of the Republic of Ireland. Teleport-TP is a corporation duly organized, validly existing and in good standing under the laws of the Russian Federation. PLD Capital Ltd. ("PLD Capital") is a corporation duly organized, validly existing and in good standing under the laws of Cyprus. PLD Asset Leasing Ltd. ("PLD Asset Leasing") is a corporation duly organized, validly existing and in good standing under the laws of Cyprus. PMT is a corporation duly organized, validly existing and in good standing under the laws of the Russian Federation. PMT's only asset is its 10% equity interest in PeterStar. Collectively, NWE Capital, PeterStar, WTC, BECET, PLD Capital, and PLD Asset Leasing, are hereafter referred to as the "Subsidiaries" and each as a "Subsidiary". Each of the Company, its Subsidiaries, Technocom and Teleport-TP has full corporate power and authority to own its properties and conduct its business as described in the Offering Memorandum, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business.

                           i. All the outstanding share capital of each
Subsidiary, Technocom and Teleport-TP has been duly and validly authorized and issued and is fully paid and nonassessable, and, except as otherwise set forth in the Offering Memorandum, all (or, in the case of PeterStar 60%) of the outstanding shares of capital stock of the Subsidiaries are, and will be on the Closing Date (as defined in Section 3 hereof), owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interests and any other security interests, claims, liens or encumbrances. Except as otherwise set forth in the Offering Memorandum, Technocom owns 50.75% of outstanding shares of capital stock of Teleport-TP either directly or through subsidiaries free and clear of any perfected security interests and any other security interests, claims, liens or encumbrances. The Company beneficially owns 10.4% of the shares of (representing 13.8% of the voting rights) of St. Petersburg Intercity and International Telephone either directly or through wholly-owned subsidiaries free and clear of any perfected security interests and any other security interests, claims, liens and encumbrances.

                           j. There are no legal or governmental proceedings
pending or, to the knowledge of the Company, threatened, against the Company or any of the Subsidiaries or Technocom or Teleport-TP, or to which the Company or any of the Subsidiaries or Technocom or Teleport-TP, or to which any of their respective properties, is subject, that are not disclosed in the Offering Memorandum and which, if adversely decided, are reasonably likely to cause a material adverse effect or materially affect the issuance of the Securities or the consummation of the transactions contemplated by the Operative Documents. There are no material agreements, contracts, indentures, leases or other instruments that are not described in the Offering Memorandum or that are required to be filed as an exhibit to any Incorporated Document that are not so filed. The description of each such agreement, contract, indenture, lease or other instrument in the Offering Memorandum is a fair and accurate description in all material respects.

                           k. Neither the Company nor any of its Subsidiaries
nor Technocom nor Teleport-TP is in violation of its charter, by-laws or other constitutive documents, and neither the Company nor any of its Subsidiaries nor Technocom nor Teleport-TP is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease, permit, license, franchise or other agreement or instrument to which the Company or any of its Subsidiaries or Technocom or Teleport-TP is a party or by which it may be bound or to which any of its properties may be subject, or any judgment, order or decree applicable to the Company or any of its Subsidiaries or Technocom or Teleport-TP of any court, regulatory body (including any self-regulatory body), administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of its Subsidiaries or Technocom or Teleport-TP, and no event has occurred which, with notice or lapse of time or both, would constitute such a violation or default. Each of the Company and its Subsidiaries and Technocom and Teleport-TP is in compliance with all applicable laws, rules and regulations (including the applicable rules and regulations of self-regulatory bodies), except where the failure to so be in compliance could not have a material adverse effect on the condition (financial or other), earnings, business or properties of the Company, its Subsidiaries, Technocom and Teleport-TP, taken as a whole.

                           l. Neither the issuance, offer, sale or delivery of
the Units, Notes, Warrants, Warrant Shares and Convertible Note Shares, the execution, delivery or performance of this Agreement, the Indentures, the Warrant Agreement or the Registration Rights Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby or thereby (i) requires any consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required in connection with the registration under the Act of the Units, Notes, Warrants, Warrant Shares and Convertible Note Shares in accordance with the Registration Rights Agreement and the Warrant Agreement, the qualification of the Indentures under the 1939 Act and except for compliance with the securities or Blue Sky laws of various jurisdictions) or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the charter, bylaws, or other constitutive documents, of the Company or any of the Subsidiaries or Technocom or Teleport-TP or (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, in any material respect, any material agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries or Technocom or Teleport-TP is a party or by which any of them or any of their respective properties may be bound, or violates or will violate in any material respect any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company or any of the Subsidiaries or Technocom or Teleport-TP or any of their respective properties, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries or Technocom or Teleport-TP pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject.

                           m. The accountants, KPMG Peat Marwick Thorne ("KPMG")
who have certified or shall certify the financial statements included as part of the Offering Memorandum (or any amendment or supplement thereto), are independent public accountants under Rule 101 of the AICPA's Code of Professional Conduct, and its interpretation and rulings and within the meaning of the Act and the Rules and Regulations promulgated thereunder.

                           n. The financial statements, together with related
schedules and notes forming part of the Offering Memorandum (and any amendment or supplement thereto), present fairly in all material respects the consolidated financial position, results of operations and changes in stockholders' equity and cash flows of the Company and the Subsidiaries and Technocom and Teleport-TP on the basis stated in the Offering Memorandum at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles in Canada consistently applied throughout the periods involved; the assumptions used in preparing the pro forma financial information and related notes and schedules included in the Offering Memorandum are reasonable; and the other financial and statistical information and data set forth in the Offering Memorandum (and any amendment or supplement thereto) is accurately presented and, to the extent such information and data is derived from the financial books and records of the Company, is prepared on a basis consistent with such financial statements and the books and records of the Company.

                           o. The Company has all requisite power and authority
to execute, deliver and perform its obligations under this Agreement, the Warrant Agreement and the Registration Rights Agreement; the execution and delivery of, and the performance by the Company of its obligations under, this Agreement, the Warrant Agreement and the Registration Rights Agreement have been duly and validly authorized by the Company, and this Agreement, the Indentures, Company Senior Note Escrow Account Agreement, Company Convertible Note Escrow Account Agreement, Company Security and Pledge Agreement, Leasing Company Escrow Account Agreements, Warrant Agreement and the Registration Rights Agreement have been duly executed and delivered by the Company and constitute the valid and legally binding agreements of the Company, enforceable against the Company in accordance with their terms, except as the enforcement hereof and thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and subject to the applicability of general principles of equity, and except as rights to indemnity and contribution hereunder and thereunder may be limited by Federal or state securities laws or principles of public policy.

                           p. Except as disclosed in the Offering Memorandum (or
any amendment or supplement thereto), subsequent to the date as of which such information is given in the Offering Memorandum (or any amendment or supplement thereto), neither the Company nor any of the Subsidiaries nor Technocom nor Teleport-TP has incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Company, the Subsidiaries and Technocom and Teleport-TP taken as a whole, and there has not been any material change in the capital stock, or material increase in the short-term or long-term debt, of the Company or any of the Subsidiaries or Technocom or Teleport-TP, or any material adverse change, or any development involving or which could reasonably be expected to involve a prospective material adverse change, in the condition (financial or other), business, properties, net worth or results of operations of the Company, the Subsidiaries and Technocom and Teleport-TP taken as a whole.

                           q. Each of the Company, the Subsidiaries and
Technocom and Teleport-TP has good and marketable title to all property (real and personal) described in the Offering Memorandum as being owned by it, free and clear of all liens, claims, security interests or other encumbrances except such as are described in the

Offering Memorandum or in an Incorporated Document or exhibit thereto, and all the property described in the Offering Memorandum as being held under lease by each of the Company, the Subsidiaries and Technocom and Teleport-TP is held by it under valid, subsisting and enforceable leases, with only such exceptions as in the aggregate are not materially burdensome and do not interfere in any material respect with the conduct of the business of the Company, the Subsidiaries and Technocom and Teleport-TP taken as a whole.

                           r. Except as permitted by the Act, the Company has
not distributed and, prior to the later to occur of the Closing Date and completion of the distribution of the Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than the Preliminary Offering Memorandum, the Supplement and Offering Memorandum.

                           s. Each of the Company, its Subsidiaries, Technocom
and Teleport-TP owns, holds, possesses or has obtained all such governmental agreements, licenses, permits, certificates, consents, orders, approvals, waivers, and other authorizations, necessary to own, hold or lease its properties and to conduct its business as currently conducted, including all federal or local licenses needed to operate the telecommunications networks and systems in the Russian Federation or the Republic of Kazakstan, as the case may be, as described in the Offering Memorandum; each of such agreements, licenses, permits, certificates, consents, orders, approvals, waivers and other authorizations is in full force and effect and is fairly described in the Offering Memorandum in all material respects; no such agreement, license, permit, certificate, consent, order, approval, waiver or other authorization contains a material restriction not fairly and accurately described in the Offering Memorandum in all material respects; and neither the Company nor any of its Subsidiaries nor Technocom nor Teleport-TP has received any notice of proceedings relating to the revocation or modification of any such agreement, license, permit, certificate, consent, order, approval, waiver or other authorization other than as described in the Offering Memorandum, and the Company has no reason to believe that the relevant authorities are considering any such proceeding.

                           t. The Company maintains a system of internal
accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                           u. No payments or inducements were made or given,
directly or indirectly, to any federal or local officials in the Russian Federation or the Republic of Kazakstan by the Company, by any of its Subsidiaries, by Technocom or by Teleport-TP, by any of their officers, directors, employees or agents or, to the best knowledge of the Company, by any other person in connection with any opportunity, agreement, license, permit, certificate, consent, order, approval, waiver or other authorization relating to the business of the Company or any of its Subsidiaries or Technocom or Teleport-TP, including without limitation any Telecommunications License, except for such payments or inducements as were lawful under the written laws, rules and regulations of the Russian Federation and the Republic of Kazakstan.

                           v. Except as described in the Offering Memorandum,
each of the Company, its Subsidiaries, Technocom and Teleport-TP has duly filed with the appropriate taxing authorities (or has received an extension for filing with respect to) all tax returns, reports and other information required to be filed by it, and each such tax return, report or other information was, when filed, accurate and complete; and, except as described in the Offering Memorandum, each of the Company, its Subsidiaries, Technocom and Teleport-TP has duly paid, or has made adequate reserves for, all taxes required to be paid by it and any other assessment, fine or penalty levied against it, and no tax deficiency has been asserted against the Company or any of its Subsidiaries or Technocom or Teleport-TP.

                           w. No holder of any security of the Company (other
than holders of the Warrants, holders of Warrant Shares, holders of the Convertible Notes and holders of the Convertible Note Shares) has any right to request or demand registration of Common Shares or any other security of the Company because of the consummation of the transactions contemplated by this Agreement or the Registration Rights Agreement, except as described in the Offering Memorandum under the caption "Description of Capital Stock -- Registration Rights". Except as described in or contemplated by the Operative Documents or the Offering Memorandum, there are no outstanding options, warrants or other rights calling for the issuance of, and there are no commitments, plans or arrangements to issue, any shares of capital stock of the Company or any security convertible into or exchangeable or exercisable for capital stock of the Company.

                           x. The Company, the Subsidiaries and Technocom and
Teleport-TP own or possess all patents, trademarks, trademark registration, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Offering Memorandum as being owned by any of them or necessary for the conduct of their respective businesses, and the Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company, the Subsidiaries and Technocom and Teleport-TP with respect to the foregoing.

                           y. The Company, upon sale of the Securities to be
issued and sold in accordance herewith, will make use of the net proceeds as described in the Offering Memorandum under the caption "Use of Proceeds."

                           z. When the Units, Notes and Warrants are issued and
delivered pursuant to this Agreement, such Units, Notes and Warrants will not be of the same class (within the meaning of Rule 144A(d)(3) under the Act) as any security of the Company that is listed on a national securities exchange registered under Section 6 of the Exchange Act or that is quoted in a United States automated interdealer quotation system.

                           aa. Neither the Company nor any affiliate (as defined
in Rule 501(b) of Regulation D ("Regulation D") under the Act) of the Company has directly, or through any agent (provided that no representation is made as to the Initial Purchaser or any person acting on its behalf), (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Act) which is or will be integrated with the offering and sale of the Securities in a manner that would require the registration of the Securities under the Act or (ii) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offering of the Securities.

                           ab. The Company is not required to deliver the
information specified in Rule 144A(d)(4) in connection with the offering and resale of the Units by the Initial Purchaser.

                           ac. Assuming (i) that the representations and
warranties in Section 2 hereof are true, (ii) the Initial Purchaser complies with the covenants set forth in Section 2 hereof and (iii) that each person to whom the Initial Purchaser offers, sells or delivers the Securities is an Accredited Investor or a Qualified Institutional Buyer, the purchase and sale of the Securities pursuant hereto (including the Initial Purchaser's proposed offering of the Units on the terms and in the manner set forth in the Offering Memorandum and Section 2 hereof) is exempt from the registration requirements of the Act.

                           ad. The Company is not required to obtain stockholder
consent or approval pursuant to the rules of the Nasdaq National Market in connection with the offering and sale of the Securities.

                           ae. No labor strike, dispute, disturbance, lockout,
slowdown or stoppage by employees of the Company or any of its Subsidiaries or Technocom or Teleport-TP currently exists and, to the best knowledge of the Company, no such action is imminent.

                           af. Any dividends and other distributions declared or
to be declared and payable on the Company's directly or indirectly held interests in its Subsidiaries, Technocom and Teleport-TP are permitted under current applicable law to be converted into foreign currency that may be freely transferred outside Canada, Ireland, Russia, Kazakstan, Cyprus, and the British Virgin Islands, as the case may be, without any governmental authorization or consent and free of withholding tax, in each case except as described in the Offering Memorandum.

                           ag. Each of the Company, its Subsidiaries, Technocom
and Teleport-TP is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged; neither the Company nor any such Subsidiary nor Technocom nor Teleport-TP has been refused any insurance coverage sought or applied for; and the Company has no reason to believe that any of such companies will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not adversely affect the condition (financial or other), earnings, business or properties of the Company, its Subsidiaries, Technocom and Teleport-TP taken as a whole.

                           ah. Except as described in the Offering Memorandum,
no indebtedness (actual or contingent) and no contract or arrangement is outstanding between (i) any director or officer or any person connected with any such director (including his spouse, infant children or any company or undertaking which he holds a controlling interest) of the Company or any Subsidiary or Technocom or Teleport-TP and (ii) the Company or any Subsidiary or Technocom or Teleport-TP.

                           ai. To the best of the Company's knowledge, the
Company was not, for any prior tax year, a passive foreign investment company (a "PFIC") as defined in Section 1296 of the Internal Revenue Code of 1986 of the United States (the "Code"). The Company will use its best efforts with respect to 1996 and thereafter not to be a PFIC. If, despite such best efforts, the Company should at any time become a PFIC, it will use its best efforts to promptly notify its shareholders thereof.

                           aj. The Company is not now and will not be,
immediately following its receipt of the proceeds of the offering contemplated hereby, an investment company (an "Investment

Company") as defined in the Investment Company Act of 1940 (the "Investment Company Act"). The Company will use its best efforts not to become an Investment Company thereafter. If, despite such best efforts, the Company should at any time become an Investment Company, it will comply with all applicable provisions of the Investment Company Act and the rules and regulations thereunder.

                           ak. Annex A sets forth all material agreements to
which the Company and any of its subsidiaries and/or joint venture companies are parties. Each such agreement is a legal, valid and binding obligation of the parties thereto, enforceable against such parties in accordance with its terms, and is in full force and effect, except as the enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and subject to the applicability of general principles of equity, and except as rights to indemnity and contribution thereunder may be limited by Federal or state securities laws or principles of public policy.

                           al. Except as described in the Offering Memorandum,
there are no acquisitions of businesses or assets by the Company or any of its Subsidiaries or Technocom or Teleport-TP that are pending, currently being negotiated or (except such acquisitions that would not be material to the Company) currently being contemplated.

                           am. An application has been made for the Units, Notes
and Warrants to be listed on the PORTAL of the Nasdaq Stock Market.

                           an. The Company has available free from pre-emptive
rights, and reserved for issuance upon conversion of the Convertible Notes and upon exercise of the Warrants, a number of authorized but unissued shares of Common Shares which, when added to the number of shares of Common Shares held in its treasury, will be sufficient to honor the conversion in full of all outstanding Convertible Notes and the exercise in full of all outstanding Warrants.

                  6.       Indemnification and Contribution.

                           a. The Company agrees to indemnify and hold harmless
the Initial Purchaser and each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Supplement or the Offering Memorandum or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to the Initial Purchaser furnished in writing to the Company by or on behalf of the Initial Purchaser expressly for use in connection therewith; provided, however, that the indemnification contained in this paragraph (a) with respect to the Preliminary Offering Memorandum or the Supplement shall not inure to the benefit of the Initial Purchaser (or to the benefit of any person controlling the Initial Purchaser) on account of any such loss, claim, damage, liability or expense arising from the sale of the Securities by the Initial Purchaser to any person if the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in the Preliminary Offering Memorandum or the Supplement was corrected in the Offering Memorandum and the Initial Purchaser sold Securities to that person without sending or giving at or prior to the written confirmation of such sale, a copy of the Offering Memorandum (as then amended or supplemented) if the Company has previously furnished sufficient copies thereof to the Initial Purchaser on a timely basis. The foregoing indemnity agreement shall be in addition to any liability which the Company may otherwise have.

                           b. If any action, suit or proceeding shall be brought
against the Initial Purchaser or any person controlling the Initial Purchaser in respect of which indemnity may be sought against the Company, the Initial Purchaser or such controlling person shall promptly notify the parties against whom indemnification is being sought (the "indemnifying parties"), and such indemnifying parties shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses. The Initial Purchaser or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Initial Purchaser or such controlling person unless (i) the indemnifying parties have agreed in writing to pay such fees and expenses, (ii) the indemnifying parties have failed to assume the defense and employ counsel, or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both the Initial Purchaser or such controlling person and the indemnifying parties and the Initial Purchaser or such controlling person shall have been advised by its counsel that representation of such indemnified party and any indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the indemnifying party shall not have the right to assume the defense of such action, suit or proceeding on behalf of the Initial Purchaser or such controlling person). It is understood, however, that the indemnifying parties shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for the Initial Purchaser and controlling persons not having actual or potential differing interests with the Initial Purchaser or among themselves, which firm shall be designated in writing by Smith Barney Inc., and that all such fees and expenses shall be reimbursed on a monthly basis as provided in paragraph (a) hereof. The indemnifying parties shall not be liable for any settlement of any such action, suit or proceeding effected without their written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the indemnifying parties agree to indemnify and hold harmless the Initial Purchaser, to the extent provided in paragraph (a), and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

                           c. The Initial Purchaser agrees to indemnify and hold
harmless the Company, and its directors and officers, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the indemnity from the Company to the Initial Purchaser set forth in paragraph (a) hereof, but only with respect to information relating to the Initial Purchaser furnished in writing by or on behalf of the Initial Purchaser expressly for use in the Preliminary Offering Memorandum, Supplement or Offering Memorandum or any amendment or supplement thereto. If any action, suit or proceeding shall be brought against the Company, any of its directors or officers, or any such controlling person based on the Preliminary Offering Memorandum, Supplement or the Offering Memorandum, or any amendment or supplement thereto, and in respect of which indemnity may be sought against the Initial Purchaser pursuant to this paragraph (c), the Initial Purchaser shall have the rights and duties given to the Company by paragraph (b) above (except that if the Company shall have assumed the defense thereof the Initial Purchaser shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at the Initial Purchaser's expense), and the Company, its directors and officers, and any such controlling person shall have the rights and duties given to the Initial Purchaser by paragraph (b) above. The foregoing indemnity agreement shall be in addition to any liability which the Initial Purchaser may otherwise have.

                           d. If the indemnification provided for in this
Section 6 is unavailable to an indemnified party under paragraphs (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchaser on the other hand from the offering of the Units, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Initial Purchaser on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchaser on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Initial Purchaser, in each case as set forth in the table on the cover page of the Offering Memorandum. The relative fault of the Company on the one hand and the Initial Purchaser on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the Initial Purchaser on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                           e. The Company and the Initial Purchaser agree that
it would not be just and equitable if contribution pursuant to this Section 6 were determined by a pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 6, the Initial Purchaser shall not be required to contribute any amount in excess of the amount by which the total price of the Units underwritten by it and distributed to the public exceeds the amount of any damages which the Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation

(within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                           f. Any losses, claims, damages, liabilities or
expenses for which an indemnified party is entitled to indemnification or contribution under this Section 6 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 6 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of the Initial Purchaser or any person controlling the Initial Purchaser, the Company, its directors or officers or any person controlling the Company, (ii) acceptance of any Securities and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to the Initial Purchaser or any person controlling the Initial Purchaser, or to the Company, its directors or officers or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 6.

                           g. No indemnifying party shall, without the prior
written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

                  7. Conditions of the Initial Purchaser's Obligations. The obligations of the Initial Purchaser to purchase the Securities hereunder are subject to the following conditions:

                           a.  At the time of execution of this Agreement and
on the Closing Date, no order or decree preventing the use of the Offering Memorandum or any amendment or supplement thereto, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Act shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending or, to the knowledge of the Company, be contemplated. No stop order suspending the sale of the Units in any jurisdiction designated by the Initial Purchaser shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending or, to the knowledge of the Company, shall be contemplated.

                           b. Subsequent to the effective date of this
Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting the condition (financial or other), business, properties, net worth, or results of operations of the Company or the Subsidiaries or Technocom or Teleport-TP not contemplated by the Offering Memorandum, which in the opinion of the Initial Purchaser, would materially adversely affect the market for the Securities, or (ii) any event or development relating to or involving the Company or any officer or director of the Company which makes any statement made in the Offering Memorandum untrue or which, in the opinion of the Company and its counsel or the Initial Purchaser and its counsel, requires the making of any addition to or change in the Offering Memorandum in order to state a material fact required by any law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Offering Memorandum to reflect such event or development would, in the opinion of the Initial Purchaser, materially adversely affect the market for the Units.

                           c. The Company shall have furnished to you the
opinion of Morgan, Lewis and Bockius LLP, special U.S. counsel to the Company, dated the Closing Date, in form and substance satisfactory to you.

                           d. The Company shall have furnished to you the
opinion of Blake, Cassels & Graydon, special Canadian counsel to the Company, dated the Closing Date, in form and substance satisfactory to you.

                           e. The Company shall have furnished to you the
opinions of J.P. Galmond Law Office and Lex International, special Russian counsel to the Company, dated the Closing Date, in form and substance satisfactory to you.

                           f. The Company shall have furnished to you the
opinion of KPMG Janat, special Kazak counsel to the Company, dated the Closing Date, in form and substance satisfactory to you.

                           g. The Company shall have furnished to you the
opinion of S.J. Berwin & Co., special U.K. counsel to the Company, dated the Closing Date, in form and substance satisfactory to you.

                           h. The Company shall have furnished to you the
opinion of Phoebis, Christos Clerides, N. Pirilides & Associates, special Cyprus counsel for the Company, dated the Closing Date, in form and substance satisfactory to you.

                           i. The Company shall have furnished to you the
opinion of A & L Goodbody, special Irish counsel for the Company, dated the Closing Date, in form and substance satisfactory to you.

                           j. The Company shall have furnished to you the
opinion of Smith-Hughes, Raworth & McKenzie, special British Virgin Islands counsel for the Company, dated the Closing Date, in form and substance satisfactory to you.

                           k. You shall have received the opinions of Akin,
Gump, Strauss, Hauer & Feld, L.L.P., for the Initial Purchaser, dated the Closing Date, in form and substance satisfactory to you.

                           l. The Initial Purchaser shall have received letters
addressed to the Initial Purchaser, and dated the date hereof and the Closing Date from KPMG, independent certified public accountants, substantially in the forms heretofore approved by the Initial Purchaser.

                           m.(i) There shall not have been any change in the
capital stock of the Company nor any material increase in the short-term or long-term debt of the Company (other than in the ordinary course of business) from that set forth or contemplated in the Offering Memorandum (or any amendment or supplement thereto); (ii) there shall not have been, since the respective dates as of which information is given in the Offering Memorandum (or any amendment or supplement thereto), except as may otherwise be stated in the Offering Memorandum (or any amendment or supplement thereto), any material adverse change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries and Technocom and Teleport-TP taken as a whole; (iii) the Company and the Subsidiaries and Technocom and Teleport-TP shall not have any liabilities or obligations, direct or contingent (whether or not in the ordinary course of business), that are material to the Company and the Subsidiaries and Technocom and Teleport-TP, taken as a whole, other than those reflected in the Offering Memorandum (or any amendment or supplement thereto); and (iv) all the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and the Initial Purchaser shall have received a certificate, dated the Closing Date and signed by the chief executive officer and the chief accounting officer of the Company (or such other officers as are acceptable to the Initial Purchaser), to the effect set forth in this Section 7(m) and in Section 7(n) hereof.

                           n. The Company shall not have failed at or prior to
the Closing Date to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date.

                           o. There shall not have been any announcement by any
"nationally recognized statistical rating organization," as defined for purposes of Rule 436(g) under the Act, that (i) it is downgrading its rating assigned to any class of securities of the Company, or (ii) it is reviewing its ratings assigned to any class of securities of the Company with a view to possible downgrading, or with negative implications, or direction not determined.

                           p. The Units, Notes and Warrants shall have been
approved for trading on PORTAL.

                           q. The Company shall have entered into the
Registration Rights Agreement and the Warrant Agreement in substantially the form attached hereto as Exhibit A and Exhibit B.

                           r. The Company shall have obtained the required
approvals of The Toronto Stock Exchange with respect to the offering and sale of the Units.

                           s. The Company shall have received the advance income
tax rulings described in the Offering Memorandum in form and content acceptable to the Initial Purchaser.

                           t. The Company shall have furnished or caused to be
furnished to the Initial Purchaser such further certificates and documents as the Initial Purchaser shall have reasonably requested.

                           u. The Company shall deliver an Amended Subscription
Agreement, satisfactory in form and content to the Initial Purchaser, with respect to the purchase of preferred shares of Technocom that provides that the payment of $20 million must be made by June 30, 1996, such amendment to have been authorized, approved, executed and delivered by all the parties thereto and enforceable against each of them.

                           v. The Company shall deliver certified copies of
amendments to the Articles of Association and the Memorandum of Association of Technocom, satisfactory in form and content to the Initial Purchaser, to the effect that the presence of Mr. Klabin is unnecessary for there to be a quorum for any meeting of the Board of Directors which is called to approve the transfer of shares following a foreclosure and to the effect that the Board may not refuse to register a transfer of shares following a foreclosure.

                           w. The Company shall deliver a duly authorized and
executed Senior Note Indenture.

                           x. The Company shall deliver a duly authorized and
executed Convertible Note Indenture.

                           y. The Company shall deliver a duly authorized and
executed Warrant Agreement.

                           z. The Company shall deliver a duly authorized and
executed Company Senior Note Escrow Account Agreement.

                           aa. The Company shall deliver a duly authorized and
executed Company Convertible Note Escrow Account Agreement.

                           ab. The Company shall deliver a duly authorized and
executed Company Security and Pledge Agreement.

                           ac. The Company shall deliver a duly authorized and
executed Leasing Company Escrow Account Agreement with respect to PLD Asset Leasing.

                           ad. The Company shall deliver a duly authorized and
executed Leasing Company Escrow Account Agreement with respect to PLD Capital.

                           ae. The Company shall deliver duly authorized and
executed Stock Pledge Agreements with respect to PLD Asset Leasing, PLD Capital, BCL and the preferred shares of Technocom and any other Qualified Investments (as defined in the Indenture) entered into prior to the Closing Date.

                           af. The Company shall deliver copies of all duly
authorized and executed leases between PLD Asset Leasing or PLD Capital and PeterStar, BCL or BECET entered into prior to the Closing Date.

                           ag. The Company shall deliver copies of all duly
authorized and executed lease assignments relating to the leases specified in
(ae) above entered into prior to the Closing Date.

                           ah. The Company shall deliver duly authorized and
executed pledge agreements of all Intercompany Notes (as defined in the Indenture) entered into prior to the Closing.

                           ai. The Company shall deliver copies of all duly
authorized and executed Licenses (as defined in the Indentures) in effect at the time of the Closing and held by the Company, PeterStar, BCL or BECET.

                           aj. The Company shall deliver copies of all duly
authorized and executed instruments or filings necessary or advisable in order to perfect the pledges or security interests specified above.

                           ak. The Company shall deliver evidence, satisfactory
in form and substance to the Initial Purchaser as to the liabilities and obligations of the Company and its Subsidiaries in connection with the termination of Mr. Afanasyev's employment at PeterStar.

                           All such opinions, certificates, letters and other
documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Initial Purchaser and counsel for the Initial Purchaser.

                           Any certificate or document signed by any officer of
the Company and delivered to the Initial Purchaser, or to counsel for the Initial Purchaser, shall be deemed a representation and warranty by the Company to the Initial Purchaser as to the statements made therein.

                  8. Expenses. The Company agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by them of their obligations hereunder: (i) the preparation, printing or reproduction of the Offering Memorandum (including financial statements thereto), and each amendment or supplement to any of them, this Agreement and the Indenture; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Offering Memorandum, the Supplement, the Preliminary Offering Memorandum, the Incorporated Documents, and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp taxes in connection with the original issuance and sale of the Securities; (iv) the reproduction and delivery of this Agreement, the preliminary and supplemental Blue Sky Memoranda and all other agreements or documents reproduced and delivered in connection with the offering of the Securities; (v) the application for quotation of the Units, Notes and Warrants on PORTAL; (vi) the qualification of the Units, Notes and Warrants and the Warrant Shares for offer and sale under the securities or Blue Sky laws of the several states as provided in Section 4(f) hereof (including, subject to Paragraph 4 of the Engagement Letter, the reasonable fees, expenses and disbursements of counsel for the Initial Purchaser relating to the preparation, printing or reproduction, and delivery of the preliminary and supplemental Blue Sky Memoranda and such qualification); (vii) the performance by the Company of its obligations under the Registration Rights Agreement; (viii) the performance by the Company of its obligations under the Warrant Agreement; and (ix) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company. The Company hereby agrees that it will pay in full on the Closing Date the fees and expenses referred to in clause (vi) of this Section 8 by delivering to counsel for the Initial Purchaser on such date a check payable to such counsel in the requisite amount.

                  9. Effective Date of Agreement. This Agreement shall become effective upon the execution and delivery hereof by all the parties hereto. Until such time as this Agreement shall have become effective, it may be terminated by the Company, by notifying the Initial Purchaser, or by the Initial Purchaser, by notifying the Company.

                  Any notice under this Section 9 may be given by telegram, telecopy or telephone but shall be subsequently confirmed by letter.

                  10. Termination of Agreement. This Agreement shall be subject to termination in the absolute discretion of the Initial Purchaser, without liability on the part of the Initial Purchaser to the Company, by notice to the Company, if prior to the Closing Date (i) trading in securities generally on the New York Stock Exchange, American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or state authorities, or (iii) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in the judgment of the initial purchaser, impracticable or inadvisable to commence or continue the offering of the Securities on the terms set forth on the cover page of the Offering Memorandum or to enforce contracts for the resale of the Securities by the Initial Purchaser. Notice of such termination may be given to the Company by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

                  11. Information Furnished by the Initial Purchaser. The statements set forth in the stabilization legend on the inside front cover, the last paragraph on the cover page and in the sixth, eighth and ninth (as to statements about the Initial Purchaser) paragraphs under the caption "Private Placement" in the Preliminary Offering Memorandum, the Supplement and the Offering Memorandum, constitute the only information furnished by or on behalf of the Initial Purchaser as such information is referred to in Sections 5(b) and 6 hereof.

                  12. Miscellaneous. Except as otherwise provided in Sections 4, 9 and 10 hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to the Company, at the office of the Company at 166 Pearl Street, Toronto, Ontario, Canada M5H IL3, Attention: James R.S. Hatt, Chief Executive Officer, or (ii) if to the Initial Purchaser, to Smith Barney Inc., 388 Greenwich Street, New York, NY 10013, Attention: Manager, Investment Banking Division.

                  This Agreement has been and is made solely for the benefit of the Initial Purchaser, the Company, its directors, its officers and the controlling persons referred to in Section 6 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser from the Initial Purchaser of any of the Securities in his status as such purchaser.

                  13. Applicable Law; Counterparts. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

                  This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

                  Please confirm that the foregoing correctly sets forth the agreement between the Company and the Initial Purchaser.


                                            Very truly yours,

                                            PETERSBURG LONG DISTANCE, INC.



                                            By /s/Simon Edwards
                                               -------------------
                                              Chief Financial Officer

Confirmed as of the date first above mentioned.

SMITH BARNEY INC.



By /s/George Alex
   --------------------------
       Managing Director

                                     ANNEX A


                  Agreement, dated March 25, 1994, by and between the Company and Navona Communications Corporation Ltd. ("Navona");

                  Agreement, dated March 29, 1994, by and between the Company and Navona;

                  Further Variation Agreement, dated June 3, 1994, by and between the Company and Navona;

                  Agreement, dated June 3, 1994, by and between the Company and Monogram Telecommunications Limited;

                  Agreement, dated March 7, 1994, by and among Tiller International Limited ("Tiller"), Diane AO ("Diane") and the Company;

                  Agreement for Lease, dated April 27, 1994, by and among the Company and the Scottish Life Assurance Company;

                  Put and Call Option Agreement, dated June 28, 1994, by and between the Company and Mizzen Corporation ("Mizzen");

                  Variation Agreement, dated November 16, 1994, by and between the Company and Mizzen;

                  Further Variation Agreement, dated November 16, 1994, by and between the Company and Navona;

                  Share Transfer Agreement, dated July 7, 1994, by and between the Company and OFI Group Ltd.;

                  Share Sale and Purchase Agreement relating to the Issued Share Capital of Technocom Limited, dated November 2, 1994, by and between the Company and Plicom Limited ("Plicom");

                  Subscription and Shareholder Agreement relating to Technocom Limited, dated December 28, 1994, by and among the Company, Plicom, Elite International Limited ("Elite") and Technocom;

                  Deed of Covenant, dated December 28, 1994, by and between Plicom and the Company;

                  Put and Call Option Agreement, dated December 28, 1994, by and between the Company and Elite;

                  Put and Call Option Agreement, dated December 28, 1994, by and between the Company and Plicom;

                  Agreement dated June 3, 1994, by and between the Company and Monogram Telecommunications Limited;

                  Share Transfer Mandate, dated July 7, 1994, by and between the Company and OFI;

                  Purchase Agreement, dated August 12, 1992, by and between Dominion Capital and NWE Capital Corp.;

                  Consultancy Agreement, dated June 6, 1994 by and between Robert Smith and the Company;

                  Agreement, dated 1993 by and between the Company and PTN;

                  Addendum to Agreement, by and between the Company and LGTS;

                  Sales Agreement re Sales of Shares of Baltic
                  Communications to the Company, dated November 11, 1995, by and among Lensvyaz, Rostelecom, St. Petersburg Telegraph and the Company;

                  Further Variation and Extension Agreement, dated November 16, 1994, by and between the Company and Navona;

                  Subscription Agreement, dated December 23, 1994, by between the Company and Brawley Cathers Limited;

                  Credit Agreement, dated November 3, 1993, by and between the Company and Dominion Capital;

                  Share Purchase Warrant, dated October 2, 1992, issued to Dominion Capital to Purchase 200,000 shares of the Company;

                  Company Guarantee of IBM Loan to Leningrad City Telephone Network, dated December 1, 1992;

                  Letter Agreement, dated December 19, 1994, by and between Cable and Wireless and the Company;

                  Credit Agreement, dated April 3, 1996, by and between the Company and Canadian Imperial Bank of Commerce;

                  Agreement between the Company and Cable and Wireless plc, dated July 28, 1994 with respect to the Guarantee by Cable and Wireless plc dated April 3, 1996, in favor of Canadian Imperial Bank of Commerce;

                  AO Majak Option Agreement, dated May 15, 1995, by and between the Company and Somatel, SA of Air Center;

                  Letter Agreement, dated September 14, 1995, by and between the Company and Somatel SA relating to the Majak Option Agreement;

                  Sale and Purchase Agreement, dated April 10, 1996, by and among the Company, Bradenhorn Holdings Limited, Worth West Estates (Holdings) Limited and North West Estates PLC;

                  Foundation Agreement of PeterStar;

                  Foundation Agreement of PMT;

                  Foundation Agreement of BCL;

                  Amendments to Foundation Agreement of PeterStar (dated October 20, 1994), PMT and BCL;

                  Shareholders Agreement, dated October 20, 1994, by and among PTS, PMT, NWE Cyprus and Complus;

                  International Communications Services Agreement, dated May 20, 1994, by and between St. Petersburg International and PeterStar;

                  Agreement, dated 1994, by and between PeterStar and St. Petersburg Inter-City and International Telephone ("SPMMTS");

                  Interconnect Agreement, dated June 22, 1994, by and between PeterStar and St. Petersburg Telecom;

                  Agreement, dated January 1, 1994, for Transmitting Telephone Traffic from PeterStar Company Limited Network Subscribers through SPMMTS;

                  Agreement relating to installing telephones and subscribers percentage, dated March 15, 1994, by and between PTS and PeterStar;

                  Interconnect Agreement, dated November 15, 1994, by and between PeterStar and NorthWest GSM;

                  Agreement on Cooperation, dated January 4, 1995, by and between PTS and PeterStar;

                  Agreement 32/90 of September 20, 1995, by and between PeterStar and Delta Telecom;

                  Agreement relating to the use of SPMMTS of communication lines of PeterStar, dated January 10, 1994, by and between PeterStar and SPMMTS;

                  Agreement relating to supplying services on long-distance and international services, dated August 21, 1995, by and between PeterStar and SPMMTS;

                  Service Agreement, dated January 1, 1995, by and between PeterStar and NWE Cyprus;

                  Joint Cooperative Agreement, dated March 15, 1994, by and between PeterStar and PTS;

                  Agreement on Establishing of Teleport-TP, dated
                  February 28, 1992;

                  Share Subscription Agreement, dated July 3, 1994, by and between Teleport-TP and VVC;

                  Loan Agreement, dated December 9, 1992, by and between Teleport-TP and AT&T Credit Corporation;

                  Supply Agreement, dated July 30, 1992, by and between Teleport-TP and AT&T Network Systems Nederland B.V.;

                  Second Amendment to the Supply Agreement, dated
                  December 10, 1992, by and between Teleport-TP and AT&T;

                  Security Agreement, dated December 9, 1992, by and between Teleport-TP and AT&T Credit Corporation;

                  Amendment 1 to the Loan Agreement and the Security Agreement, dated February 15, 1993, by and between Teleport-TP and AT&T Credit Corporation;

                  Amendment 2 to the Loan Agreement and the Security Agreement, dated October 1, 1993, by and between Teleport-TP and AT&T Credit Corporation;

                  Amendment 3 to the Loan Agreement and the Security Agreement, dated April 12, 1994, by and between Teleport-TP and AT&T Credit Corporation;

                  Contract 3-92/10, dated December 1, 1992, by and between Teleport-TP and Intertelecom;

                  Supplementary Agreement to Contract 3-92/10 Specifying Payment Procedures, dated December 14, 1992, by and between the Parties;

                  Contract 2-93/3 providing International Television Transmission via Intelsat Channels for Russian and International Television Stations, dated October 1, 1993, by and between Teleport-TP and Rostelcom;

                  Contract 3-94/25, dated April 20, 1994, by and between Teleport-TP and Sprint;

                  Supplement to Contract 3-94/25, dated July 1994 by and between Teleport-TP and Sprint;

                  Agreement on Establishment of MTR-SVIAZ, by and among Mosenergo, Rosh and Technocom;

                  Agreement, dated July 19, 1995, by and between Mosenergo and MTR-SVIAZ;

                  Joint Venture Agreement, dated December 13, 1993, by and between Wireless Technology Corporations Limited ("WTC") and BECET (the "Joint Venture Agreement");

                  Interconnection Agreement, dated February 4, 1994, by and between Ministry of Communications/Kazakstan and BECET;

                  Agreement on Consulting and Information Services by and between WTC and BECET;

                  The Interconnection Agreement, dated May 4, 1994, by and between Motorola Inc. and BECET;

                  The Cellular System Equipment Purchase Agreement (the "Equipment Purchase Agreement"), dated May 4, 1994, by and between Motorola Inc. and BECET dated May 4, 1994;

                  The Cellular System Installation & Optimization Services Agreement (the "Optimization Agreement"), dated May 4, 1994, by and between Motorola Inc. and BECET;

                  Agreement on Establishing the Closed Joint Stock Company Teleport-TP (the "Teleport Establishment Agreement"), dated February 20, 1992, by and among Technocom, Technopark and Intertelecom;

                  Debt Settlement Agreement (the "Roscomm Debt Settlement Agreement"), dated December 14, 1994, by and between the Company and Roscomm Limited;

                  Contract for Debt Settlement (the "Debt Settlement Agreement"), dated December 14, 1994, by and between Technocom and Technopark;

                  Guarantee, dated December 19, 1994, from Cable & Wireless to Technocom, Plicom and Elite;

                  Equipment Purchase and Installation Agreement, dated August 25, 1995, by and between Technocom Limited and Hughes Network System;

                  EUTELSAT TDMA Earth Station Loan Agreement, dated September 12, 1995, by and between EUTELSAT and Teleport-TP;

                  Agreement for Purchase and Installation of Certain Equipment, dated November 16, 1995, by and between Technocom and Scientific Atlantic;

                  Contract 3-93/25, dated October 4, 1993, by and between Teleport-TP and Technocom;

                  Contract 3-94/26, dated January 1, 1994, by and between Telecom and Technocom;

                  Credit Agreement Term Sheet by and between Teleport-TP and Technocom (1993);

                  Equipment Certificate No. OC/1-C[pi]-6, issued September 22, 1993;

                  Deed of Waiver, dated December 18, 1994, by and between ROSH Credit International SAH and (Technocom);

                  Letter Agreement re Subscription and Shareholder Agreement, dated December 28, 1994, dated December 29, 1994, by and between S J Berwin & Co and Charles Russell;

                  Consultancy Agreement, dated December 28, 1994, by and among Elite International Limited, Technocom and Boris Antoniuk;

                  Consultancy Agreement, dated December 28, 1994, of Plicom, Technocom and Mark Klobin;

                  Sale Contract N 38, dated October 4, 1993, by and between Technocom and Oil House;

                  Distribution Agreement, dated July 1, 1994, by and between ECI Telecom and Technocom;

                  Non-exclusive representative agreement, dated March 5, 1993, by and between Technocom and AT&T); and

                  Lease Agreement, dated June 1, 1995, by and between Technocom and MTR-SVIAZ.